ASSET

                                    PURCHASE

                                    AGREEMENT

                                     between

                      M3 ACQUISITION CORP. ("M3" or "Buyer")
                                A subsidiary of
                       SCIENCE DYNAMICS CORPORATION ("SDC")

                                       and

                    MODERN MASS MEDIA, INC. ("MMM" or "Seller")


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                                 TABLE OF CONTENTS

1. Definitions................................................1
2. Basic Transaction..........................................4
 (a) Purchase and Sale of Assets..............................4
 (b) Assumption of Liabilities................................5
 (c) Purchase Price...........................................5
 (d) The Closing..............................................5
 (e) Deliveries at the Closing................................5
 (f) Allocation...............................................5
3. Representations and Warranties of the Seller...............5
 (a) Organization of the Seller...............................6
 (b) Authorization of Transaction.............................6
 (c)  Noncontravention........................................6
 (d) Title to Assets..........................................6
 (e) Subsidiaries.............................................6
 (f) Financial Statements.....................................6
 (g) Events Subsequent to Most Recent Fiscal Year End.........7
 (h) Undisclosed Liabilities..................................8
 (i) Legal Compliance.........................................9
 (j) Tax  and Other Returns and Reports.......................9
 (k) Intellectual Property....................................9
 (l) Tangible Assets..........................................10
 (m)  Contracts...............................................10
 (n) Accounts Receivable......................................12
 (o) Powers of Attorney.......................................12
 (p) Insurance................................................12
 (q) Litigation...............................................12
 (r) Employees................................................13
 (s) Employee Benefits........................................13
 (t) Guaranties...............................................13
 (u) Environment, Health, and Safety..........................13
 (v) Certain Business Relationships With the Seller...........14
 (w) Disclosure...............................................14
4. Representations and Warranties of the Buyer................14
 (a) Organization of the Buyer................................14
 (b) Authorization of Transaction.............................14
 (c) Noncontravention.........................................14
 (d) Securities Filings.......................................14
5. Pre-Closing Covenants......................................14
 (a) General..................................................15
 (b) Notices and Consents.....................................15
 (c) Operation of Business....................................15
 (d) Preservation of Business.................................15
 (e) Full Access..............................................15
 (f) Notice of Developments...................................15
 (g) Exclusivity..............................................15
6. Conditions to Obligation to Close..........................16
 (a) Conditions to Obligation of the Buyer....................16
 (b) Conditions to Obligation of the Seller...................17
7. Termination................................................17
 (a) Termination of Agreement.................................18

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8. Indemnification............................................18
 (a) Survival of Representations and Warranties...............18
 (b) Indemnification Provisions for Benefit of the Buyer......18
 (c) Matters Involving Third Parties  19
 (d) Indemnification Provisions for Benefit of the Seller.....20
9. Miscellaneous..............................................20
 (a) Litigation Support.......................................20
 (b) Restrictive Covenants....................................20
 (c) No Third-Party Beneficiaries.............................21
 (d) Entire Agreement.........................................21
 (e) Succession and Assignment................................21
 (f) Counterparts.............................................21
 (g) Headings.................................................21
 (h) Notices..................................................21
 (i) Governing Law............................................22
 (j) Amendments and Waivers...................................22
 (k) Severability.............................................22
 (l) Expenses.................................................22
 (m) Brokers'/Finders' Fees...................................23
 (n) Construction.............................................23
 (o) Incorporation of Exhibits and Schedules..................23
 (p) Specific Performance.....................................23
 (q) Submission to jurisdiction...............................23
 (r) Bulk Transfer Laws.......................................24




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                               ASSET PURCHASE AGREEMENT

 Agreement entered into effective as of April 1, 2003, by and between M3 ACQUISITION CORP. a New Jersey corporation and a subsidiary of SCIENCE DYNAMICS CORPORATION ("SDC" ), a New Jersey corporation, and MODERN MASS MEDIA, INC. ("MMM" or "Seller") , a New Jersey corporation .. The Buyer and the Seller are referred to collectively herein as the "Parties."

 This Agreement contemplates a transaction in which the Buyer will purchase all of the assets (and assume certain of the liabilities) of the Seller in consideration of certain cash payments by buyer.

 Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

1.   Definitions

 "Acquired Assets" means all right, title, and interest in and to certain of the assets of the Seller, as set forth in Schedule C1, in detail, including the name "Modern Mass Media" and all of MMM's (a) real property, leaseholds and subleaseholds therein, improvements, fixtures, and fittings thereon, (b) tangible personal property (such as machinery, equipment, inventories of supplies, manufactured and purchased parts, work in process and finished work, furniture, automobiles and trucks,), (c) Intellectual Property, goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions, (d) leases, subleases, and rights thereunder, (e) agreements, contracts, indentures, mortgages, instruments, Security Interests, guaranties, other similar arrangements, and rights thereunder, (f) claims, deposits, prepayments, refunds, causes of action, chooses in action, rights of recovery, rights of set off, and rights of recoupment (including any such item relating to the payment of Taxes), (g) franchises, approvals, permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from governments and governmental agencies, (h) books, records, ledgers, files, documents, correspondence, lists, plats, architectural plans, drawings, and specifications, creative materials, advertising and promotional materials, studies, reports, and other printed or written materials, curricula, either finished, in process, or planned, and (i) rights in and with respect to the assets associated with its Employee Health and Disability Plans; provided, however, that the Acquired Assets shall not include (i) the corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of the Seller as a corporation; (ii) any of the rights of the Seller under this Agreement; or (iii) accounts, notes and other receivables; or (iv) any other assets specifically identified as being excluded from the Acquired Assets. The enumeration of asset categories set forth herein shall not imply that Seller necessarily owns each such type of asset.


 "Assumed Liabilities" As set forth on Schedule C2 in detail.

 "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could, with reasonable probability, form the basis for any specified consequence.

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 "Buyer"  means Science Dynamics Corporation
 "Cash" means cash and cash equivalents (including marketable securities and short term investments) calculated in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements.

 "Closing" has the meaning set forth in Section 2(d) below.

 "Closing Date " has the meaning set forth in Section 2(d) below.

 "Code" means the Internal Revenue Code of 1986, as amended.

 "Disclosure Schedule" has the meaning set forth in Section 3 below.

 "Employee Benefit Plan "means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or
(d) Employee Welfare Benefit Plan or material fringe benefit plan or program.


 "Employee Pension Benefit Plan "has the meaning set forth in ERISA Sec. 3(2).

 "Employee Welfare Benefit Plan "has the meaning set forth in ERISA Sec. 3(l).

 "Environmental, Health, and Safety Laws" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

 "Extremely Hazardous Substance" has the meaning set forth in Sec. 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

 "Fiduciary" has the meaning set forth in ERISA Sec. 3(21).

 "Financial Statement" has the meaning set forth in Section 3(f) and
(g) below.

  "GAAP" means United States generally accepted accounting principles as in effect from time to time.

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 "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (e) all computer software (including data and related documentation), (f) all other proprietary rights, and (g) all copies and tangible embodiments thereof (in whatever form or medium), (h) teaching or instructor notes, teaching plans, or other syllabus.

 "Knowledge" means actual knowledge after reasonable inquiry.

 "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

 "Most Recent Balance Sheet" means the balance sheet of __________
_______, 2003.

 "Most Recent Financial Statements" has the meaning set forth in
Section 3(f) and (g) below.

 "Most Recent Fiscal Month End" has the meaning set forth in Section3(f) and (g) below.

 "Most Recent Fiscal Year End" has the meaning set forth in Section 3(f) and (g) below.

 "Multiemployer Plan" has the meaning set forth in ERISA Sec. 3(37).

 "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

 "Party" has the meaning set forth in the preface above.

 "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof.

 "Purchase Price" has the meaning set forth in Section 2(c) below.

 "Securities Act" means the Securities Act of 1933, as amended.

 "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

 "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

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 "Subsidiary" means any corporation with respect to which a specified
Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

 "Seller" means  Modern Mass Media, Inc. ("MMM")

 "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Sec. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

 "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

2. Basic Transaction

 (a) Purchase and Sale of Assets. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell, transfer, convey, and deliver to the Buyer, all of the Acquired Assets as set forth in Schedule C1, at the Closing for the consideration specified below in this Section 2.

 (b) Assumption of Liabilities. On and subject to the terms and conditions of this Agreement, the Buyer agrees to assume and become responsible for the Assumed Liabilities at the Closing. The Buyer will not assume or have any responsibility, however, with respect to any other obligation or liabilities of the Seller not included within the Schedule of Assumed Liabilities as set forth in Schedule C2.

 (c) Purchase Price.

     (i)  The "Purchase Price" shall be $600,000.

    (ii) The Purchase Price shall be paid as set forth in Exhibit A.


(d) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Levy & Levy, P.A., Plaza 1000, Suite 309, Main Street, Voorhees, New Jersey, 08043, and the offices of Harry Starrett, 111 Northfield Avenue, West Orange, New Jersey 07052 commencing at 1:00 P.M., local time on the business day or at any other mutually agreed upon location or by Federal Express, following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take, at the closing itself) or such other date as the Parties may mutually determine (the "Closing Date"); provided, however, that the Closing Date shall be no later than April 1, 2003 unless any postponement is agreed upon by Buyer.

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(e) Deliveries at the Closing.  At the Closing, (i) the Seller will deliver to the Buyer the various certificates, instruments, and documents referred to (including UCC filings) in Section 6(a) below
(ii) the Seller will execute, acknowledge (if appropriate), and deliver to the Buyer (A) assignments (including leases of real property and Intellectual Property transfer documents) in the forms attached hereto under Schedule (A) and (B) such other instruments of sale, transfer, conveyance, and assignment as the Buyer and its counsel may reasonably request; (iii) the Buyer will execute, acknowledge (if appropriate), and deliver to the Seller (A) an Assumption Agreement in the form attached hereto as Schedule B; and
(B) such other instruments of assumption as the Seller and its counsel may reasonably request; (iv) the Buyer will deliver to the Seller the consideration specified in Section 2(c) above; (iv) an Employment Contract between Buyer and Chip Del Coro in form and content mutually acceptable to them.

 (f) Allocation. This transaction is structured as a taxable exchange of assets for cash. The transaction does not qualify as a tax-free reorganization under Internal Revenue Code 368. The Buyer and Seller agree to report the transaction as a taxable exchange to the Internal Revenue Service. Therefore, the parties agree to allocate the purchase price (and all other capitalizable costs) among the acquired assets as follows:

  (i) The fixed assets shall be valued at approximately $350,000; and

  (ii) Good will shall be valued at $250,000


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3. Representations and Warranties Regarding the Seller.  MMM,
represents and warrant to the Buyer that the statements contained in this Section 3 are correct and complete as of the date of this Agreement except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Parties (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3.

 (a) Organization of the Sellers. MMM is a corporation duly organized, validly existing, and in good standing under the laws of New Jersey.

 (b) Authorization of Transaction. MMM has full corporate power and authority, to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, the board of directors of MMM has duly authorized the execution, delivery, and performance of this Agreement by MMM. This Agreement constitutes the valid and legally binding obligation of MMM, enforceable in accordance with its terms and conditions.

 (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above), will (i) violate in any material respect any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject, (ii) violate any provision of the charter or bylaws of MMM or (iii) conflict with, result in a material breach of, constitute a material default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any material agreement, contract, lease, license, instrument, or other arrangement to which MMM is a party or by which it is bound or to which any of the Acquired Assets are subject (or result in the imposition of any Security Interest upon any of the Acquired Assets). MMM does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Section 2 above).

 (d) Title to Assets. MMM has good and marketable title to, or a valid leasehold interest in, the assets used by it, located on its premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet and except for liens disclosed in the Notes to the Financial Statements. Without limiting the generality of the foregoing, MMM has good and marketable title to all of the Acquired Assets, free and clear of any Security Interest or restriction on transfer, except for liens disclosed in the Notes to the Financial Statements and in the Disclosure Schedule.

 (e) Subsidiaries. MMM does not have any Subsidiaries.

      (f) Financial Statements. Attached hereto as Schedule D are the following financial statements (collectively the "Financial Statements"): (i) balance sheets, statements of income, retained earnings, and cash flows as of and for the last two fiscal years ended December 31, 2002 and December 31, 2001 (the "Most Recent Fiscal Year End") for MMM ; and (ii) unaudited balance sheet, statements of income, retained earnings, and cash flows (the
   "Most Recent Financial Statements" ) as of and for the months ended February 28, 2003 (the "Most Recent Fiscal Month End " ) for MMM . The Financial Statements (including the Notes thereto where applicable) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of MMM as of such dates and the results of operations of MMM for such periods, and are consistent with the books and records of MMM. The financial statements referenced in clause (ii) will be internally prepared by MMM and such financial statement information as of February
   28, 2003 is to the best of MMM 's knowledge, true and correct.
   MMM hereby represent that MMM 's financial statements are able to be audited for the time periods required under SEC and GAAP rules and guidelines within 2 months from closing.

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     (g) Events Subsequent to Most Recent Fiscal Year End. Since the
   Most Recent Fiscal Year End, there has not been any material adverse change in the business, financial condition, operations, or results of operations of MMM or on behalf of MMM. Without limiting the generality of the foregoing, since that date.

     (i) MMM has not sold, leased, transferred, or assigned any of MMM 's assets, tangible or intangible, of a value in excess of $1,000, other than for a fair consideration and in the Ordinary Course of Business;

    (ii) MMM has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases and licenses) outside the Ordinary Course of Business;

   (iii) No party (including MMM ) has accelerated, terminated, modified, or canceled any material agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) to which the MMM is a party or by which it is bound;

   (iv) MMM has not permitted any Security Interest upon any of MMM 's material assets, tangible or intangible;

   (v) MMM has not made any capital expenditure (or series of related capital expenditures) outside the Ordinary Course of Business;

   (vi) MMM has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other
   Person (or series of related capital investments, loans, and acquisitions) ;

   (vii) MMM has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation;

   (viii) MMM has not delayed or postponed the payment of accounts payable and other Liabilities or MMM , other than as consistent with its Ordinary Course of Business.

   (ix) The Seller has not canceled, compromised, waived, or released any right or claim (or series of related rights and claims in excess of $1,000), outside the Ordinary Course of Business.

   (x) The Seller has not granted any license or sublicense of any rights under or with respect to any Intellectual Property;

   (xi) MMM represents that there has been no change made or authorized in the charter or bylaws of MMM that would adversely affect this transaction.

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     (xii) MMM has not experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property;

     (xii) MMM has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

     (xiv) MMM has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement outside the Ordinary Course of Business;

     (xv) MMM has not granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

     (xvi) MMM has not adopted, amended, modified or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan) on behalf of MMM ;

     (xii) MMM has not made any other change in employment terms for any of MMM 's directors, officers, and employees outside the Ordinary Course of Business;

     (xiii) MMM has not made or pledged to make any charitable or other capital contribution.

     (xix) MMM has not paid any amount to any third party with respect to any Liability or obligation (including any costs and expenses MMM has incurred or may incur in connection with this Agreement and the transactions contemplated hereby) which would not constitute an Assumed Liability if in existence as of the Closing, other than accounting fees equal in amount to the usual accounting costs which would have been incurred by MMM in the Ordinary Course of Business.

     (xx) to the knowledge of MMM, there has not been any other material occurrence, event, incident, action, failure to act, or transaction involving MMM which will have a material adverse effect upon the business of the Seller; and


     (h) Undisclosed Liabilities.   MMM does not have any undisclosed
   liabilities affecting their assets being sold herewith. There is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of the assets to be acquired giving rise to any liability.

     (i) Legal Compliance. MMM has complied in all material respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against it alleging any failure so to comply.

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     (j) Tax and Other Returns and Reports.   All federal, state,
   local and foreign Tax Returns and other similar filings required to be filed by MMM with respect to any federal, state, local or foreign tax have been filed with the appropriate governmental agencies in all jurisdictions in which such Tax Returns are required to be filed, and all such Tax Returns properly reflect the liabilities of MMM or Taxes for the periods, property or events covered thereby. All Taxes which are called for in the Tax Returns, or claimed to be due by any taxing authority from Seller, have been properly accrued or paid. Seller has not received any notice of assessment or proposed assessment in connection with any Tax Returns and there are no pending tax examinations of or tax claims asserted against the Acquired Assets. There are no tax liens (other than any lien for current taxes not yet due and payable) in any of the Acquired Assets.

     (k) Intellectual Property.

     (i) MMM owns or has the right to use pursuant to ownership license, sublicense, agreement or permission all Intellectual Property used in the operation of the businesses of the Seller as presently conducted. Each item of Intellectual Property owned or used by MMM immediately prior to the Closing hereunder will be owned or available for use by the Buyer on identical terms and conditions immediately subsequent to the Closing hereunder.

     (ii) To the knowledge MMM , MMM has not interfered with, infringed upon, misappropriated, otherwise come into conflict with any material Intellectual Property rights of third parties, and none of MMM has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation. To the knowledge of MMM , the directors and officers of MMM , no significant competitor of MMM has interfered with infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of MMM for commercial purposes.

     (iii) Section 3(k)(iii) of the Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that the Seller uses pursuant to license, sublicense, agreement, or permission (other than commercially available software which is subject to a "shrinkwrap" license (the "Shrinkwrap Software").The Seller has delivered to the Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date) that are being purchased herewith. With respect to each item of Intellectual Property required to be identified in Section 3(k)(iii) of the disclosure Schedule, to the knowledge of MMM:

     (A) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

     (B) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (subject, however, to the assignments and assumptions referred to in Section 2 above and the receipt of any necessary consents);

     (C) to the knowledge of the Seller, no party to the license, sublicense, agreement, or permission is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default or permit termination, modification, or acceleration thereunder;


     (D) no party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

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     (E) with respect to each sublicense, the representations and warranties set forth in subsections (A) through (D) above are true and correct with respect to the underlying license;

     (F) the Seller has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

     (iv) To the knowledge of any of the directors and officers of MMM, MMM will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its business as presently conducted.

     (l) Tangible Assets.   Substantially all of the tangible assets
   that are being purchased herewith used by MMM in the conduct of its business are in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which they presently are used, subject to technological obsolescence.

     (m) Contracts. Section 3(m) of the Disclosure Schedule lists the following contracts and other agreements to which MMM is a party:

     (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for aggregate remaining lease payments in excess of $3,000;

     (ii) any agreement (or group of related agreements) for the purchase or sale of supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to the Seller, or involve consideration in excess of $3,000;

     (iii) any agreement concerning a partnership or joint venture;

     (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or, guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $3,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

     (v) any agreement concerning confidentiality or noncompetition;

     (vi) any agreement between MMM and  its Affiliates

     (vii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees which would result in liability to the Buyer;

     (viii) any collective bargaining agreement;

     (ix) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation or providing severance benefits;

     (x) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

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     (xi) any agreement under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations of MMM ;
   or

     (xii) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $5,000.

   The Seller has furnished or made available to the Buyer a correct and complete copy of each written agreement listed in
   Section 3(m) of the Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 3(m) of the Disclosure Schedule. With respect to each agreement required to be disclosed hereunder: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect subject to laws limiting or affecting creditors' rights generally; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including and subject to the assignments and assumptions referred to in
   Section 2 above and the receipt of any necessary consents) subject to laws limiting or affecting creditors' rights generally; (C) no party is in breach or default, in any material respect, and no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) to MMM 's knowledge no party has repudiated any material provision of the agreement. With respect to verbal employment arrangements, the Disclosure Schedule shall only be required to list the name, title, base compensation, and full or part-time status of employees and those consultants currently performing active services for the Seller.

     (n) Intentionally Omitted.
     (o) Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Seller.

     (p) Insurance. MMM 's business has been insured through insurance policies maintained by MMM which at the time of closing will be current and in force.

     (q) Litigation. Section 3(r) of the Disclosure Schedule sets forth each instance in which MMM(i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or to MMM 's knowledge, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings' and investigations set forth in Section 3(q) of the Disclosure Schedule could result in any material adverse change in the assets being sold and liabilities being assumed, business, financial condition, operations or results of operations of MMM. Neither MMM , nor the directors and officers of MMM has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against MMM .

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

     (r) Employees. MMM has not been informed that any executive, key employee, employee engaged in training, or group of employees comprising the majority of the employees of any department that he, she or they intend to terminate employment with MMM , or that if offered employment by MMM/SDC. that they would not accept same. MMM is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. MMM has not committed any unfair labor practice. MMM nor the directors and officers of has any knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of MMM .

     (s) Employee Benefits.   The employees of MMM are covered by
   employee benefit plans sponsored by _____________.

     (t) Guaranties.   MMM is not a guarantor or otherwise liable for
   any Liability or obligation (including indebtedness) of any other Person except as set forth in Schedule C2.

     (u) Environment, Health, and Safety.

     (i) To the knowledge of the Seller, the Seller and their respective Affiliates have complied with all Environmental, Health, and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply. Without limiting the generality of the preceding sentence, the Seller has obtained and been in compliance with all of the material terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental, Health, and Safety Laws.

     (ii) The Seller does not have any Liability (and the Seller has not handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could form the basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Seller giving rise to any Liability) for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, under any Environmental, Health, and Safety Law except with respect to possible such liabilities associated with the use and operation of equipment used in the ordinary course of the Seller's business, including electromagnetic radiation.

     (iii) To the knowledge of the Seller, all properties and equipment used in the business of MMM have been free of asbestos, PCB'S, methylene chloride, trichloroethylene, 1,2-trans-dichloroethylene, dioxins, dibenzofurans, and Extremely Hazardous Substances other than in de minimus quantities.

     (v) Certain Business Relationships With MMM .   Chip Del Coro
   has not been volved in any business arrangement or relationship with MMM other than as stockholders, directors, officers and employees, within the past 12 months, and none of Chip Del Coro or his Affiliates own any asset, tangible or intangible, which is used in the business of MMM or the assets being sold herewith except Mr. Del Coro being landlord

     (w) Disclosure. The representations and warranties contained in this Section 3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 3 not misleading.

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

4. Representations and Warranties of the Buyer. The Buyer represents and warrants to the Seller that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
Section 4), except as set forth in the Disclosure Schedule. The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4.

   (a) Organization of the Buyer.   The Buyer is a corporation duly
organized, validly existing, and in good standing under the laws of New Jersey.

   (b) Authorization of Transaction.   SDC has full power and
authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the SDC, enforceable in accordance with its terms and conditions.

   (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject. The Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Section 2 above).

   (d) Securities Filings. SDC has made all filings required by the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended, and such filings did not contain any material misstatement or omit to state a material fact required to make the statements therein not misleading.

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


   (e) Disclosure. The representations and warranties contained in this paragraph 4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this paragraph 4 not misleading.

5. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

   (a) General. Each of the Parties will use its best efforts to take all action, and to do all things necessary, in order to consummate and make effective the transactions contemplated by this Agreement
(including satisfaction, but not waiver, of the closing conditions set forth in Section 6 below).

   (b) Notices and Consents. MMM will give any notices to third parties, and MMM will use its best efforts to obtain any third party consents, that the Buyer reasonably may request in connection with the matters referred to in Section 3(c) above. Each of the Parties will give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3(c) and Section 4(c) above.

   (c) Operation of Business.    MMM will not engage in any practice,
take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, MMM will not (i) declare, set aside, or pay any dividend or make any distribution with respect to MMM 's capital stock, (ii) pay any amount to any third party with respect to any Liability or obligation (including any costs and expenses the Seller has incurred or may incur in connection with this Agreement and the transactions contemplated hereby other than Seller's usual accounting-related costs) which would not constitute an Assumed Liability if in existence as of the Closing, or (iii) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in Section 3(g) above.

   (d) Preservation of Business.   MMM will keep MMM 's business and
properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licenser, suppliers, customers, and employees.

   (e) Full Access. MMM will permit representatives of the Buyer to have access at all reasonable times, and in a manner so as not to interfere with the normal business operations of MMM to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to MMM provided, however, that no activities will be carried out within MMM 's premises except by prior arrangement with a representative of MMM who shall be designated for that purpose. Buyer shall use its best efforts to minimize the need to conduct on-site activities and, when they are necessary, to avoid unnecessary disruption of MMM 's business. Seller will make available to Buyer those of MMM 's employees who are reasonably necessary in order for Buyer to complete its due diligence investigations.

   (f) Notice of Developments. Each Party will give prompt written notice to the other Party of any material adverse development causing a breach of any of its own representations and warranties in Section 3 and Section 4 above. No disclosure by any Party pursuant to this
Section 5(f), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant provided that if the party to whom a disclosure was made proceeds to closing, that party shall be deemed to have waived such breach and any remedies which may have been available with respect thereto.

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

   (g) Exclusivity. MMM will not (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets of MMM (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing.

6. Conditions to Obligation to Close

   (a) Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

    (i) the representations and warranties set forth in Section 3 above shall be true and correct in all material respects at and as of the Closing Date;

    (ii) the Seller shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

    (iii) the Seller shall have procured all of the third party consents specified in Section 5(b) above;

    (iv) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator, wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely and materially the right of the Buyer to own the Acquired Assets and to operate the former businesses of the Seller;

    (v) The Seller and the Buyer shall have received all authorizations, consents, and approvals of governments and governmental agencies referred to in Section 3(c) and Section 4(c) above;

    (vi) all actions to be taken by the Seller in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer.

    (vii) compliance with miscellaneous covenants in Paragraph 9 and elsewhere in this Agreement.

    (viii) MMM's working capital exceed $0 at Closing based on GAAP and its most recent financial statements.

    (ix) Execution of Chip Del Coro's Employment Agreement.

    (x) Execution of Lease Agreement with Passiac Avenue Properties, Inc.

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

The Buyer may waive any condition specified in this Section 6(a) if it executes a writing so stating at or prior to the Closing.

 (b) Conditions to Obligation of the Seller.   The obligation of the
Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

    (i) the representations and warranties set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

    (ii) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

    (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, or charge shall be in effect);

    (iv) The Seller and the Buyer shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Section 3(c) and Section 4(c) above;

    (v) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Seller.

    (vi) compliance with miscellaneous covenants in Paragraph 9 and elsewhere in this Agreement
 The Buyer may waive any condition specified in this Section 6(b) if it executes a writing so stating at or prior to the Closing.


7. Termination.

  (a) Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:

    (i) the Buyer and the Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

    (ii) the Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing (A) in the event the Seller has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Seller of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before April 1, 2003 by reason of the failure of any condition precedent under Section 6(a) hereof (unless the failure results primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement; and

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

    (iii) the Seller may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (A) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Seller has notified the Buyer of the breach, and the breach has continued without cure for a period of 5 days after the notice of breach or (B) if the Closing shall not have occurred on or before April 1, 2003, by reason of the failure of any condition precedent under Section 6(b) hereof (unless the failure results primarily from the Seller itself breaching any representation, warranty, or covenant contained in this Agreement).


8. Indemnification

 (a) Survival of Representations and Warranties. All of the representations of the Buyer and the Seller contained in this Agreement shall survive the Closing and continue in full force and effect thereafter for a period of nine (9) months following the date of Closing (subject to any applicable statutes of limitations, the last day of which shall be the "Expiration Date").

 (b) Indemnification Provisions for Benefit of the Buyer.

 Subject to the limitations set forth in 8(e) below:

    (i) MMM agrees to indemnify the Buyer from and against the entirety of any Losses the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability of MMM which is not an Assumed Liability (including any Liability of MMM that becomes a Liability of the Buyer under any bulk transfer law of any jurisdiction, under any common law doctrine of de facto merger or successor liability, or otherwise by operation of law). This indemnity obligation with respect to Losses arising from any Third
Party Claim (as defined below) shall not be limited to the survival period set forth in Paragraph 8(a) above.

    (ii) For purposes of this Section8, the term "Losses" shall mean all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

    (iii) At the option of Buyer, Buyer may set off any damages or liabilities due Buyer by reducing Buyer's future payment obligations.

 (c)  Matters Involving Third Parties.

    (i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Paragraph 8, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

    (ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notified the Indemnified Party in writing with 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will, to the full extent required by this Agreement, indemnify the Indemnified Party from and against the entirety of any Losses the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damage and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a prejudicial custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

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

    (iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section8(c)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim,
(B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

    (iv) In the event any of the conditions in Section8(c)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B ) the Indemnifying Parties will reimburse the Indemnified party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Losses the Indemnified Party may suffer, result from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this paragraph 8.




(d) Indemnification Provisions for Benefit of the Seller.

    (i) In the event the Seller breaches (or in the event any third party alleges facts that, if true, would mean MMM has breached) any of its material representations, warranties, and covenants contained in the Asset Purchase Agreement, and, provided that the Buyer makes a written claim for indemnification against the Seller within the survival period set forth in Section8(a) above, then MMM, jointly and severally, agrees to indemnify the Buyer from and against the entirety of any losses the Buyer may suffer through and after the date of the claim for indemnification including any Losses the Buyer may suffer after the end of any applicable survival period resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

     (ii) The Buyer agrees to indemnify the Seller from and against the entirety of Losses the Seller may suffer resulting from, arising out of, relating to, in the nature of, or caused by (A) any Liability of the Seller which is an Assumed Liability, and (B) Buyer's breach of any material representation, warranty or covenant.


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


(e)   Limitations and Conditions on Indemnification.   Except as otherwise
specifically provided in this Agreement:

  (i) Indemnity obligations of MMM hereunder may at MMM's election, be satisfied through the payment of cash.

  (ii) Except as specifically set forth in this Agreement, no party shall be entitled to indemnity for claims or conditions which have been waived, or deemed to be waived, by such party.

  (iii) Notwithstanding any provision herein to the contrary, no Indemnified Party shall be entitled to make any claim for indemnification hereunder after the appropriate Expiration Date, provided, however, that if prior to the close of business on the Expiration Date an Indemnifying Party shall have been notified of a claim for indemnity hereunder and such claim shall not have been finally resolved or disposed of at such date, the basis for such claim shall continue to survive with respect to such claim and shall remain a basis for indemnity hereunder with respect to such claim until such claim is finally resolved or disposed of in accordance with the terms hereof.

  (iv) Upon making a claim for indemnification, the Indemnifying Party shall be subrogated, to the extent of such payment, to any rights that the Indemnified Party may have against any other parties with respect to the subject matter underlying such indemnified claim.

  (v) Each party's rights under Section 8 hereof (as specifically limited thereby) shall be the exclusive means by which such party shall seek money damages against another party in connection with the transactions contemplated hereby.

9. Miscellaneous

 (a) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceedings, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Seller, each of the other parties will cooperate reasonably with the contesting or defending Party and his or its counsel in the contest or defense, make available his or its personnel, and provide such testimony and access to his or its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 8).

 (b) Restrictive Covenants.

    (i) MMM and Chip Del Coro agree not to compete against Buyer in the business in which MMM is engaged as of the Closing for a period of three (3) years in any cities which MMM is currently engaged.

    (ii) For a period of two (2) years, Seller agrees not to solicit, directly or indirectly, alone or as principal, partner, joint venture, officer, director, employee, consultant, agent, independent contractor or stockholder, or in any other capacity whatsoever, employ, retain, or enter into any employment, agency, consulting or other similar arrangement with, any person who became an employee of Buyer to purchase the Acquired Assets and who was at the time of closing an employee of MMM , or induce or attempt to induce such person to terminate his employment with Buyer, including but not limited to employees listed on Schedule K.

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

  (iii) MMM shall not for a period of two (2) years, directly or indirectly, alone or as principal, partner, joint venturer, officer, director, employee, consultant, agent, independent contractor or stockholder, or in any other capacity whatsoever, directly or indirectly, for his, her or its own account, or for the account of others, solicit orders for services of a kind or nature like or similar to services performed by MMM as of the Closing, from any party that was a customer or client of MMMduring the preceding twenty four
(24) month period preceding the Closing, including but not limited to the "Key Customer List" on Schedule J.

  (iv) In the event that Mr. Del Coro's employment is terminated prior to all of the payments for each of the 5 years being made (except "for cause"), and/or in the event that Buyer and/or Science Dynamics Corporation fails to make such payment in accordance with Exibit "A" on a timely basis, then Mr Del Coro's restrictive covenant obligations shall cease.


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



 (f) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

 (g) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

 (h) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party; provided, however, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and
(ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

 (i) Counterparts. This Agreement may be executed in any number of counterparts, including counterparts transmitted by telecopier or FAX, any one of which shall constitute an original of this Agreement. When counterparts of facsimile copies have been executed by all parties, they shall have the same effect as if the signature to each counterpart or copy were upon the same document and copies of such documents shall be deemed valid as originals. The parties agree that all such signatures may be transferred to a single document upon the request of any party.

 (j) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

 (k) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is personally delivered, sent by reputable overnight delivery service or by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to Seller:                          Copy to:
Chip Del Coro, Pres.                   Harry L. Starrett, Esq.
Modern Mass Media, Inc.                111 Northfield Ave.
P.O. Box 103                           West Orange, NJ 07052
Green Village, NJ  07935               (973) 731-7127
                                       (973) 731-7025 (Fax)


If to the Buyer:                       Copy to:
M3 Acquisition Corp. .                 Levy & Levy, P.A.
ATTN: Alan Bashford Pres. & CEO        Plaza 1000, Suite 309
2059 Springdale Road, Suite 100        Main Street
Cherry Hill, NJ 08003                  Voorhees, NJ 08043
(856) 424-0068                         (856) 751-9494
(856) 751-7361 (Fax)                   (856) 751-9779 (fax)

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

Any Party may send any notice, request, demand, claim, or other communication hereunder to the recipient at the address set forth above using any other means (including personal delivery, expedite messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand other communication shall be deemed to have been duly given unless and until it actually is received by its intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other' communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

 (l) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New Jersey without giving effect to any choice or conflict of law provision or rule (whether of the State of New Jersey, or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New Jersey.

 (m) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. The Seller or Buyer may consent to any such amendment at any time prior to the Closing with the prior authorization of its board of directors. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

 (n) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

 (o) Expenses. The Buyer and the Seller will bear their own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. Buyer and Seller agree that each will be solely responsible for all its own legal, accounting and consulting fees, if any, for the review and completion of this transaction, except that Buyer will pay the cost of the audit fee required for it's auditor or any other auditor firm as designated by Buyer, and Buyer shall pay Seller's legal fees in an amount not to exceed $4,000.

 (p) Brokers'/Finders' Fees. Buyer nor Seller has not incurred or will become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

 (q) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.] Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Disclosure
Schedule identifies the exception with particularity and describes the relevant facts in reasonable detail.

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

 (r) Incorporation of Exhibits and Schedules.  The Exhibits and
Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

 (s) Specific Performance. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party, shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 9(t) below), in addition to any other remedy to which it may be entitled, at law or in equity (except as limited by this Agreement).

 (t) Submission to jurisdiction. Each of the Parties submits to the jurisdiction of any state or federal court sitting in New Jersey, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on the other Party by sending or delivering a copy of the process (i) to the Party to be served at the address and in the manner provided for the giving of notices in Section 9(k) to the Party to be served at the address and in the manner provided for the giving of notices in Section 9(i) above.

 (u) Bulk Transfer Laws.

    (i) The Parties acknowledge that it may be subject to the bulk transfer laws of New Jersey in connection with the transactions contemplated by this Agreement. However, M3 waives New Jersey tax clearance based on Del Coro's representation that all taxes are paid to date.

 (v) Guarantee. Science Dynamics Corporation, the majority shareholder of M3, hereby guarantees to pay the $400,000 sales price consideration solely in the event that M3 fails to make timely payments.


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






IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.


MODERN MASS MEDIA, Inc. (Seller)



By: Chip Del Coro, Pres.



M3 ACQUISITION CORP. (Buyer)




By:



SCIENCE DYNAMICS CORPORATION



__________________________________________
By:  Alan Bashforth, Pres.